Exhibit 10.10

Purchase Contract

[Unofficial Translation]

This Purchase Contract (the “Contract”) was executed on January 1, 2008, in Xushui County, Hebei Province, by and between Beijing Chinabase Star Paper Co.,Ltd. (the “BCSP”) and Hebei Baoding Orient Paper Milling Co., Ltd (the “HBOP” ). BCSP agrees to perennially supply HBOP with raw materials which is Wood Pulp. The terms and conditions of this Contract are as follows:

1.

Effective Time. This Contract gets effective through January 1, 2008 to December 31, 2008. BCSP guarantees to supply the foregoing raw materials on a timely basis during the effective time of this Contract, with a purpose to satisfy HBOP’s production demand.

2.

Payment methods and terms. The payment will be made on a monthly basis, and BCSP and HBOP will discuss and determine the exact payment time. However, the payment must ensure the normal turnover of BCSP’s working capital and will be made mainly by bank transfer checks or in cash.

3.

The Quality and Price of Raw Material. BCSP guarantees to provide the raw materials pursuant to the HBOP’s quality requirements, and in case of quality problems, BCSP will assume the proportionate liability for damages by the value of the losses. The price will be determined by both parties after negotiations on the basis of market price.

4.

Liabilities. During the term of this Contract, if a failure to timely supply raw materials by BCSP results in losses to HBOP, BCSP shall compensate to HBOP for the losses as applicable; if HBOP fails to comply with this Contract, they shall also assume the proportionate liabilities, which will be enforced pursuant to the corresponding “Contract Laws”.

5.	Effectiveness. This Contract is executed in two copies and becomes effective when seals are made by both BCSP and HBOP, one of which held by BCSP, and the other held by HBOP, are equally authentic.
6.	Miscellaneous. Any other matters not expressly stated herein, will be resolved through negotiations by both parties.

Beijing Chinabase Star Paper Co.,Ltd.

Seal

January 1, 2008

Hebei Baoding Orient Paper Milling Co., Ltd

Seal

January 1, 2008